SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): January 7, 1997

                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-9466                                      13-3216325
(Commission File Number)            (IRS Employer Identification No.)


3 World Financial Center
New York, New York                                      10285
(Address of principal                                 (Zip Code)
executive offices)

                    Registrant's telephone number, including
                            area code: (212) 526-7000

Item 5.  Other Events


         On January 7, 1997, Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its year end and fourth quarter 1996 earnings (the "Earnings Release"). In addition, the registrant announced that it intends to increase its dividend rate from $0.20 per share annually to $0.24 per share.

         Copy of the Earnings Release follows.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  The following Exhibits are filed as part of this Report.



                           99.1 Press Release Relating to Year End and Fourth Quarter 1996 Earnings

                           99.2 Consolidated Statement of Operations (Three Months Ended November 30, 1996) (Preliminary and Unaudited)

                           99.3 Consolidated Statement of Operations (Twelve Months ended Novmber 30, 1996) (Preliminary and Unaudited)

                           99.4     Selected Statistical Information






         The Exhibit Index to this Report is incorporated herein by reference.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LEHMAN BROTHERS HOLDINGS INC.




                                        By:  /s/ Charles B. Hintz
                                             Charles B. Hintz
                                             Chief Financial Officer
                                             (Principal Financial Officer)



Date: January 8, 1997

                                  EXHIBIT INDEX



Exhibit No.                    Exhibit


Exhibit 99.1                   Press Release Relating to
                               Year End and Fourth Quarter 1996 Earnings

Exhibit 99.2 Consolidated Statement of Operations (Three Months Ended November 30, 1996) (Preliminary and Unaudited)


Exhibit 99.3                   Consolidated Statement of Operations
                              (Tweleve Months Ended November 30, 1996)
                              (Preliminary and Unaudited)

Exhibit 99.4                   Selected Statistical Information

                                                                 EXHIBIT 99.1



                                LEHMAN BROTHERS

                                  News Release
            -----------------------------------------------------------


         For Immediate Release             MEDIA CONTACT:     William J. Ahearn
                                                              (212) 526-4379

                                          INVESTOR CONTACT:   Shaun Butler
                                                              (212) 526-8381




                             LEHMAN BROTHERS REPORTS
                                 RECORD EARNINGS


                -- Dividend Raised To $0.24 Per Share Annually --


         NEW YORK, January 7, 1997 -- Lehman Brothers Holdings Inc. (NYSE: LEH) today reported record net operating income of $177 million for the fourth quarter ended Nov. 30, 1996, before taking into account the effect of a non-recurring charge for severance costs, which reduced net income to $127 million. For the full fiscal year, after the special item, the Firm earned a record $416 million.

         Lehman Brothers also said that it intends to increase its dividend rate by 20 percent -- from $0.20 per share annually to $0.24 per share -- effective for dividends declared and payable subsequent to Nov. 30, 1996.

         "The fourth quarter was an excellent one for Lehman Brothers -- by far, the best we've had since the Firm went public in 1994," said Richard S. Fuld, Jr., Chairman and Chief Executive Officer. "The record revenues and net income for the quarter reflected balanced strength in all of our global businesses: fixed income, equity, and investment


                                    - more -

                                                    Fourth Quarter 1996/page 2

         banking. In 1996, Lehman Brothers was ranked third among all global underwriters of debt and equity securities, and advised on M&A transactions with a total value of more than $98 billion."

         Net operating income increased by 121 percent over the $80 million reported for the fourth quarter of 1995, excluding special items in both the current year and 1995. For the full fiscal year, net income increased 84 percent from $253 million in fiscal year 1995. Including the impact of the non-recurring charge, and the payment of special preferred dividends to American Express Company and Nippon Life Insurance Company, net income per share for the 1996 fourth quarter was $0.96, an increase of 96 percent from $0.49 in the year-ago quarter. For the full year, earnings per share were $3.24, compared with $1.76 for the 1995 fiscal year.

         The following discussion of the Firm's fourth quarter and fiscal year results excludes the effect of special items in both the current year and 1995.

         Net revenues (total revenues less interest expense) for the fourth quarter were $1.068 billion, an increase of 41 percent from $755 million in the fourth quarter of 1995. During the 1996 quarter, equity and debt underwriting and trading, foreign exchange, high yield, emerging markets and M&A advisory showed particular strength.

         Non-interest expenses for the 1996 fourth quarter were $789 million; nonpersonnel expenses for the same period were $247 million, down from $254 million in the previous year's fourth quarter. For the full year, non-interest expense was $2.723 billion; nonpersonnel expenses were $976 million, a decrease of 8 percent from $1.061 billion in 1995. As a percent of net revenues, nonpersonnel expenses for the full year dropped dramatically, from 36 percent in 1995 to 28 percent in 1996, reflecting the Firm's success in its continued focus on expense management. Compensation and benefits as a percentage of net revenues remained at 50.7 percent for the seventh successive quarter.

         The Firm's pre-tax operating margin for the 1996 fourth quarter was
         26.1 percent,

                                    - more -

                                                   Fourth Quarter 1996/page 3

         compared with 15.6 percent in the fourth quarter of 1995; for the full year, pre-tax operating margin was 20.9 percent, compared with 13.2 percent in 1995. Return on common equity increased to 20.6 percent for the 1996 fourth quarter, compared with 9.3 percent for the fourth quarter of 1995; for the full year, return on common equity was 13.9 percent, compared with 7.5 percent in 1995.

         As a result of an extensive review of the Firm's businesses and resource allocations, Lehman Brothers exited or scaled back certain businesses during the fourth quarter of 1996, including: exiting the precious metals business in the U.S., Europe, and Asia; exiting energy trading in the U.S. and Europe; consolidating Asian fixed income risk management activities into one center in Tokyo; refocusing foreign exchange trading activities; and combining the Firm's New York Private Client Services offices. The result of these actions was a non-recurring charge of $50 million after taxes. The expected benefits of the elimination of the expenses associated with those businesses far exceed any potential revenue loss.

         Including the effect of the non-recurring charge, the Firm's pre-tax margin was 18.2 percent for the fourth quarter, and 18.5 percent for the full fiscal year. Return on common equity was 13.7 percent for the quarter, and 12.1 percent for the full year, including the effect of the non-recurring charge and preferred dividends.

         As of Nov. 30, 1996, Lehman Brothers stockholders' equity was $3.874 billion and total capital (stockholders' equity and long-term debt) was $19.796 billion. Book value per common share was $28.84.


         Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance and securities sales, trading and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals through offices in major financial centers worldwide.


                                      # # #


                          Financial Statements Attached

                                                                 EXHIBIT  99.2



LEHMAN BROTHERS HOLDINGS INC.                                          Page 4
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)

                                           Three Months Ended      Percentage of
                                      November 30,   November 30,  Dollar Change
                                          1996           1995          Inc/(Dec)
                                     --------------  -------------  ------------
Revenues:
    Principal transactions             $   465           $  434            7%
    Investment banking                     310              261           19
    Commissions                             96              108          (11)
    Interest and dividends               2,929            2,802            5
    Other                                   13                8           63
                                      --------         --------
       Total revenues                    3,813            3,613            6
    Interest expense                     2,745            2,729            1
                                        ------            -----
       Net revenues                      1,068              884           21
                                        ------           ------
Non-interest expenses:
    Compensation and benefits              542              433           25
    Brokerage, commissions and
     clearance fees                         65               58           12
    Occupancy and equipment                 37               41          (10)
    Professional services                   39               36            8
    Communications                          34               43          (21)
    Business development                    26               26
    Depreciation and amortization           22               25          (12)
    Other                                   24               25           (4)
    Severance charge                        84
    Restructuring charge                 _____               97
                                                        -------
       Total non-interest expenses         873              784           11
                                        ------           ------
Income before taxes                        195              100           95
    Provision for income taxes              68               31          119
                                       -------          -------
Net income                             $   127          $    69           84
                                       =======          =======
Net income applicable to common
  stock                                $   113          $    58           95
                                       =======          =======


Average common and common
  equivalent shares outstanding          116.9           117.1
                                         =====           =====

Earnings per common share                $0.96           $0.49
                                         =====           =====

                                                                 EXHIBIT  99.3



LEHMAN BROTHERS HOLDINGS INC.                                         Page 5
CONSOLIDATED STATEMENT OF OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share data)

                                     Twelve Months Ended           Percentage of
                                  November 30,      November 30,   Dollar Change
                              1996  (Note 1)           1995          Inc/(Dec)
                              --------------       ------------       ----------
Revenues:
    Principal transactions              $1,579            $1,393             13%
    Investment banking                     981               801             22
    Commissions                            362               450            (20)
    Interest and dividends              11,298            10,788              5
    Other                                   40                44             (9)
                                      --------          --------
       Total revenues                   14,260            13,476              6
    Interest expense                    10,816            10,405              4
                                        ------            ------
       Net revenues                      3,444             3,071             12
                                       -------            ------
Non-interest expenses:
    Compensation and benefits            1,747             1,544             13
    Brokerage, commissions and
      clearance fees                       241               241
    Occupancy and equipment                151               174            (13)
    Professional services                  150               159             (6)
    Communications                         147               180            (18)
    Business development                   101               110             (8)
    Depreciation and amortization           91               105            (13)
    Other                                   95                92              3
    Severance charge                        84
    Restructuring charge                 _____                97
                                                         -------
       Total non-interest expenses       2,807             2,702              4
                                         -----             -----
Income before taxes                        637               369             73
    Provision for income taxes             221               127             74
                                        ------            ------
Net income                             $   416            $  242             72
                                       =======            ======
Net income applicable to
     common stock                      $   378            $  200             89
                                       =======            ======

Average common and common
  equivalent shares outstanding          116.4            113.4
                                         =====            =====

Earnings per common share                $3.24            $1.76
                                         =====            =====




Note 1: Certain amounts have been reclassified to conform to the current presentation.

                                                                 EXHIBIT 99.4


LEHMAN BROTHERS HOLDINGS INC.                                                                                           Page 6
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)



                                          Twelve Months                                       Quarters Ended
                                   ---------------------------  --------------------------------------------
                                       1996        1995 (a)         11/30/96        8/31/96       5/31/96     2/29/96   11/30/95 (a)
                                       ----        --------         --------        -------       -------     -------    ---------
Income Statement

Net Revenues                           $3,444         $2,942         $1,068           $722         $833           $821         $755
Non-Interest Expenses:
  Compensation and Benefits             1,747          1,494            542            366          422            416          383
  Nonpersonnel Expenses (b)               976          1,061            247            240          242            246          254
Net Income from Operations                               253
   Excluding Special Items                466                           177            77           108            104           80
Net After-Tax Gain from Sale
   of Omnitel                                             47                                                                     47
Special Charges (after-tax):
Severance charge                          (50)                          (50)
Restructuring Charge                                     (58)                                                                   (58)
Net Income                                416            242            127             77          108            104           69
Net Income Applicable to
   Common Stock                           378            200            113           71            102             93           58
Earnings per Common Share               $3.24          $1.76          $0.96          $0.60        $0.89          $0.79        $0.49

Financial Ratios (%) (c)
Return on Common Equity
   (annualized)                          13.9            7.5           20.6            9.0         13.4           12.6          9.3
Pretax Operating Margin                  20.9           13.2           26.1           16.0         20.2           19.2         15.6
Compensation & Benefits/
   Net Revenues (d)                      50.7           50.8           50.7           50.7         50.7           50.7         50.7
Effective Tax Rate (e)                   35.4           34.5           36.7          33.6          36.0           34.0         32.5

Balance Sheet
Total Assets                                                       $129,000      $125,666      $133,725       $128,702     $115,303
Total Assets Excluding
   Matched Book (f)                                                  96,000        90,216        89,864         84,608      79,069
Common Stockholders' Equity (g)                                       3,366         3,233         3,058          3,015        2,990
Total Stockholders' Equity (h)                                        3,874         3,741         3,566          3,523        3,698
Total Capital (long-term debt
plus
   stockholders' equity)                                             19,796        17,955        17,135         16,994       16,463
Book Value per Common Share (i)                                       28.84         27.74         27.29          26.41        25.67

Other Data (#s)
Employees                                                             7,556         7,762         7,794          7,703        7,771
Common Stock Outstanding                                        100,449,144   100,027,645  100,398,499     102,443,232  104,565,875
Average Common and Common
   Equivalent Shares Outstanding  116,373,585    113,414,684    116,947,549    117,205,775  114,788,688    116,932,697  117,090,034


(a) Net revenues and non-interest expenses exclude the effects of the sale of Omnitel.
(b) Excludes special items of $84 million and $97 million relating to severance and real estate- and occupancy-related expenses and severance payments in the twelve months and quarters ended November 30, 1996 and November 30, 1995, respectively.
(c) Financial ratios exclude the severance charge, special items, Omnitel and the dividend on the Company's Redeemable Voting Preferred Stock.
(d) The actual Compensation & Benefits/Net Revenues ratio, including gross proceeds and the $50 million expense related to the sale of Omnitel, was 50.3% and 49.0% for the twelve months and quarter ended November 30, 1995, respectively.
(e) The effective tax rate, including the severance charge was 34.7% and 34.9% for the twelve months and quarter ended November 30, 1996, respectively. The effective tax rate, including the effects of the sale of Omnitel and the restructuring charge, was 34.3% and 31.3% for the twelve months and quarter ended November 30, 1995, respectively.
(f) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(g) The increase in common stockholders' equity at 8/31/96, reflects an increase in common stock issuable due to restricted stock units granted under the Lehman Stock Award Program effective July 1.
(h) In February 1996, the Company repurchased the $200 million 8.44% Cumulative Preferred Stock owned by American Express with the proceeds from the issuance of $200 million of Quarterly Income Capital Securities Series A Subordinated Debentures with an interest rate of 8.3% maturing in 2035. The repurchase of the Preferred Stock included a premium of $2 million over the par value, which represents a one-time decrease in income available to common shareholders for purposes of calculating earnings per share. (i) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.